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                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                               AKI HOLDING CORP.
                  13 1/2 % SENIOR DISCOUNT DEBENTURES DUE 2009



This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the 13 1/2% Senior Discount Debentures due 2009 (the "Old Debentures") of AKI Holding Corp. who wishes to tender Old Debentures to the Exchange Agent pursuant to the guaranteed delivery procedures described in The "Exchange Offer--Guaranteed Delivery Procedures" of the Prospectus dated October __, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus") and in Instruction 1 to the Letter of Transmittal. In addition, in order to utilize the guaranteed delivery procedure to tender Old Debentures pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Debentures (or facsimile thereof) must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.


                                     The Exchange Agent For The Exchange Offer Is:
                                          STATE STREET BANK AND TRUST COMPANY
  BY REGISTERED OR CERTIFIED MAIL            FACSIMILE TRANSMISSIONS:                          BY HAND OR OVERNIGHT DELIVERY
                                           (Eligible Institutions Only)
State Street Bank and Trust Company                (617) 664-5371                           State Street Bank and Trust Company
            P.O. Box 778                                                                          Two International Plaza,
    Boston, Massachusetts 02102                                                                         Fourth Floor
 Attn.: Corporate Trust Department                                                              Boston, Massachusetts 02110
                                                                                             Attn.: Corporate Trust Department


                                                For Information Call:                          By Hand Or Overnight Delivery in
                                                   (617) 664-5587                                  New York (as Drop Agent):
                                                                                          State Street Bank and Trust Company, N.A.
                                                                                                   61 Broadway, 15th Floor
                                                                                                   Corporate Trust Window
                                                                                                  New York, New York 10006

            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


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            THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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            PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLLY.

Ladies and Gentlemen:

            The undersigned hereby tenders to AKI Holding Corp., upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Old Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedure for Tendering" and in Instruction 1 of the Letter of Transmittal.

Aggregate Principal                            Name(s) of Registered Holder(s):
Amount Tendered: $ ___________________         ________________________________

Certificate No(s)
(if known): __________________________

(Total Principal Amount Represented by
Old Debentures Certificate(s))

$_______________________________

[ ]         The Depositary Trust Company ("DTC")
(Check if Old Debentures will be tendered by book-entry transfer and provide the following information):

DTC Account Number: ____________________

Date: __________________________________


            All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors and assigns of the undersigned.


                                PLEASE SIGN HERE

X ________________________________                ________________________

X ________________________________                _________________________
   Signature(s) of Owner(s)                       Date
   or Authorized Signatory


Area Code and Telephone Number: ___________________________



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                      Please print name(s) and address(es)

Name(s):       ________________________________________________________________
               ________________________________________________________________
               ________________________________________________________________
Capacity:      ________________________________________________________________
Address(es):   ________________________________________________________________






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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent, at one of its addresses set forth above, either the Old Debentures tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Debentures to the Exchange Agent's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Debentures tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


   ---------------------------             ------------------------------------
           Name of Firm                            Authorized Signature


   ---------------------------             ------------------------------------
            Address                                       Title


   ---------------------------             ------------------------------------
            Zip Code                              (Please Type or Print)


    Area Code and Telephone No.             Dated:
                               ----------         -----------------------------

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NOTE: DO NOT SEND CERTIFICATES FOR OLD DEBENTURES WITH THIS FORM. ACTUAL
SURRENDER OF OLD DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.


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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

            1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

            2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Debentures referred to herein, the signature must correspond with the name(s) written on the face of the Old Debentures without alteration, enlargement, or any change whatsoever.

            If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Debentures listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Debentures.

            If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

            3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.